Exhibit 10.9


                              EMPLOYMENT AGREEMENT

         THIS AGREEMENT ("Agreement") is made and entered into as of the 1st day of December, 2000, by and between NCRIC Group, Inc. ("Group"), NCRIC, Inc. ("NCRIC") and Stephen S. Fargis ("Executive").

                                    Recitals:

         A. Group desires to retain Executive as its Senior Vice President and Chief Operating Officer, and NCRIC desires to retain Executive as President of NCRIC MSO, Inc. ("MSO"), on the terms and conditions hereinafter set forth; and

         B. Executive desires to continue such employment, on the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the promises and the mutual covenants set forth herein, the parties hereto agree as follows:

         1. Employment. NCRIC and Group each hereby agree that Executive shall continue to be employed for a term of three (3) years from the date of this Agreement as: Senior Vice President and Chief Operating Officer of Group, and as President of MSO, under the conditions hereinafter specified. During said period, Executive also agrees to serve, if elected, as an officer and director of any subsidiary or affiliate of Group. Failure to reelect Executive as President and Chief Operating Officer of Group and as President of MSO without the consent of the Executive during the term of this Agreement shall constitute a Termination Without Cause. Executive accepts this employment under the conditions hereinafter specified and agrees to devote his best efforts, energies and abilities to the service of NCRIC and Group on a full-time basis.

         2. Duties.

         (a) Executive shall serve as President and Chief Operating Officer of Group and as President of MSO and in such other commensurate executive capacities with NCRIC and Group, and/or any one or more affiliates of Group or NCRIC (collectively, the "Affiliated Companies) as he may from time to time be assigned by the Board of Directors. Executive shall perform all of his duties diligently and faithfully. However, it is understood and agreed that Executive shall not receive compensation beyond that specified herein for services provided to the Affiliated Companies.

         (b) Executive shall at all times devote his entire working time, attention, energies, efforts and skills to the business of Group and MSO, and shall not, directly or indirectly, engage in any other business activity, whether or not for profit, gain or other
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pecuniary   advantages,   without  the  express  written  permission  of  Group.
Notwithstanding the foregoing, Executive may serve on the board of directors of any non-competing company and receive compensation therefore provided he obtains the advance written approval of Group, which shall not be unreasonably withheld, and provided that any such service does not adversely affect his performance of his duties for NCRIC or Group (it being understood that membership in social, religious, charitable or similar organizations does not require Board approval pursuant to this Section 2(b)). Group acknowledges that Executive is serving on the boards of directors of the companies listed on Exhibit 2B attached hereto and hereby grants its approval to such service. Executive will not be required to account to NCRIC or Group for any compensation he may receive for such approved service on the board of directors of a non-competing company, and such compensation shall not diminish in any way the compensation or benefits to which he is entitled under this Agreement.

         3. Compensation. NCRIC shall pay Executive basic compensation of One Hundred Seventy Thousand Dollars ($170,000) per year ("Base Salary"). Such Base Salary shall be payable biweekly (or in such other frequency as employees are paid). During the period of this Agreement, Executive's Base Salary shall be reviewed at least annually; the first such review will be made no later than January 31, 2002. The Board may increase, but not decrease, Executive's Base Salary (any increase in Base Salary shall become the "Base Salary" for purposes of this Agreement). Any incentive compensation that may be paid to Executive from time to time shall have no impact upon the Base Salary.

         4. Benefits.

         a. Retirement and/or Pension Plan(s). Executive shall be entitled to participate in any retirement and/or pension plan(s) offered to NCRIC's or Group's senior executives and/or key management employees as a group in accordance with the terms of such plan(s), as they may be modified at NCRIC's or Group's discretion from time to time.

         b. Automobile Allowance. Executive shall be entitled to an automobile of the Executive's reasonable selection to be used by Executive in rendering services to the NCRIC and Group, together with reimbursement for all gas, oil, maintenance, insurance and repairs required by reason of the business use of such vehicle. Executive also shall comply with all reporting requirements established by NCRIC regarding the use of such automobile.

         c. Health and Medical Insurance. Executive shall be entitled to participate in any health and medical insurance plan(s) offered to NCRIC's senior executives and/or key management employees as a group in accordance with the terms of such plan(s), as they may be modified in their application to all employees at NCRIC's discretion from time to time.

         d. Paid Sick Leave. Executive shall accrue one (1) day of paid sick leave per month, up to a maximum of sixty (60) days (or such other number of days as provided in the standard sick leave policy of NCRIC) of paid sick leave at any given time. All accrued, but unused, paid sick leave shall be forfeited upon termination of employment.

         e. Paid Vacation. Executive shall accrue four weeks of paid vacation during each calendar year; however, in no event shall Executive use more than three weeks at any one time. Accrued, but unused, paid vacation in excess of ten days shall expire on December 31st of the year in which it accrues. Accrued, but unused, paid vacation may be carried over from one year to the next in accordance with the policy in effect for NCRIC employees in general. All accrued, but unused, paid vacation is forfeited upon termination of employment by either party; provided, however, that if Executive provides advance notice of his intent to terminate his employment in accordance with paragraph 7 of this Agreement, NCRIC shall pay him for all of his accrued, but unused, paid vacation, less standard withholdings and deductions.

         f. Life Insurance. NCRIC shall procure a term life insurance policy in a face amount of no less than twice the amount of Executive's Base Salary (as in effect on the date hereof) provided that Executive is insurable at standard rates. Executive shall be entitled to designate the beneficiary or beneficiaries of such policy in his sole discretion. In the event that Executive is not insurable at standard rates, and desires to be insured, Executive shall be responsible for payment of any premiums or amounts charged in excess of the standard rates for such insurance.

         g. Disability Insurance. Executive shall be entitled to participate in any disability income insurance policy (both long and short term) offered to NCRIC's senior executives and/or key management employees as a group in accordance with the terms of such policies(s), as they may be modified at NCRIC's discretion from time to time. NCRIC's disability income insurance policy provides for payments to covered employees commencing after an "elimination period" of ninety (90) days. If, and when, Executive should begin to receive monthly disability payments under the terms of NCRIC's disability income insurance policy then in force NCRIC agrees to supplement said monthly disability payments by paying to Executive the difference between such sums paid by the disability insurer and Executive's Base Salary for a maximum period of twelve (12) consecutive months. Following expiration of said twelve (12) months, the coverage and provisions of NCRIC's disability income insurance policy shall constitute the entire wage continuation plan provided in this Agreement and, except for the payment of the premiums on such policy, NCRIC shall have no further liability to Executive for wage continuation. It is further understood that Executive's employment with NCRIC and Group shall be terminated following twelve (12) consecutive months of disability (being unable to carry out the normal functions and requirements of his position with NCRIC) regardless of how and when the aforementioned disability income payments from NCRIC's disability income insurance policy may be paid or due to Executive.

         5. Expenses.

         a. Business Expenses. NCRIC and/or Group shall reimburse Executive for ordinary, necessary and reasonable business expenses incurred by him in the discharge of his duties hereunder, including but not limited to travel, lodging and entertainment expenses, provided Executive furnishes appropriate documentation for such expenses and that said expenses are in accordance with the company's then prevailing policies and procedures regarding said expenditures.

         b. Continuing Education Expenses. NCRIC shall pay the ordinary and necessary costs associated with continuing education classes or continuing education programs Executive participates in which are related to the company's business interests, provided Executive furnishes appropriate documentation to NCRIC for such costs and gives the Chief Executive Officer of NCRIC reasonable notice of any expenditures for continuing education. All such expenses in excess of One Thousand Dollars ($1,000) must be approved by the Chief Executive Officer in advance.

         c. Country Club Dues. NCRIC shall pay up to Twenty Five Thousand Dollars ($25,000) in initiation fees and up to $3,300 in annual membership dues as reimbursement for Executive's membership in one country club. NCRIC shall not pay or reimburse Executive for any non-mandatory costs associated with such membership, including but not limited to food, beverage and entertainment costs, greens fees, and court fees, unless Executive is otherwise entitled to reimbursement of such costs pursuant to paragraph 5(a) of this Agreement.

         d. Professional  Dues. NCRIC agrees to pay the Executive's  annual dues
to  the  American  College  of  Healthcare   Executives  (the  "ACHE")  and  the
President's Circle of ACHE.

         e. Effect of Termination of Employment. All payment or reimbursement of expenses authorized by Section 5 hereof shall cease upon Executive's termination of employment regardless of cause for said termination, provided that any expenses incurred by Executive prior to termination shall be reimbursed.

         6. Termination of Employment by NCRIC.

         a. Termination for Cause. The employment of Executive under this Agreement, may be terminated for "cause" by NCRIC and Group at any time by action of the Board upon the occurrence of any one or more of the following events:

                  (i) Executive's fraud, dishonesty, gross negligence or willful misconduct in the performance of his duties hereunder, including willful failure to perform such duties as may properly be assigned him hereunder; or

                  (ii) Executive's material breach of any provision of this Agreement,

and Executive shall be notified in writing of such termination, which notification shall specify the grounds cited by the Board for such termination for cause. Any termination by reason of the foregoing shall not be in limitation of any right or remedy which NCRIC or Group may have under this Agreement or otherwise.

         Should Executive dispute whether "cause" existed for his termination, he shall notify NCRIC and Group of his dispute in writing within fourteen days of the receipt of the notice of termination, and the parties shall promptly proceed to arbitration in accordance with paragraph 16 of this Agreement. NCRIC shall continue to pay the Executive his Base Salary, and other compensation and benefits in effect immediately prior to the termination. If it is determined that termination was for cause, Executive shall return all cash amounts to NCRIC promptly following the date of resolution by arbitration, with interest commencing as of the date of the resolution of the dispute by arbitration (at the prime rate as published in the Wall Street Journal from time to time). Any cash amounts paid to Executive pending the resolution of the dispute by arbitration shall offset any amounts due Executive under paragraph (b) below.

         b. Termination Without Cause.

         (i) NCRIC and Group may terminate Executive's employment without cause and at any time. Executive shall be notified in writing of such termination on or prior to the effective date of such termination.

         (ii) If Executive's employment is terminated without cause, and Executive waives all claims against Group, NCRIC and the Affiliated Companies relating to or arising out of his employment or the termination of his employment by executing a general release of such claims in the form attached to the Agreement, Executive shall receive, as severance pay, an amount equal to two times the Base Salary, plus accrued vacation. Such amount shall represent agreed-upon liquidated damages for any loss, cost, expense or damages suffered as a result of such termination, as well as consideration for Executive's execution of a General Release of all claims against NCRIC and the Affiliated Companies. NCRIC shall pay such amount to Executive in a lump sum on the effective date of termination.

         (iii) If a "Change of Control" of Group's or NCRIC's business occurs, Executive may elect, in writing within three months of the effectiveness of the Change in Control, to deem his employment terminated without cause for the purposes of this paragraph. Executive shall notify Group, NCRIC or their successor of his election. "Change of Control" shall be deemed to have occurred if: (1) Group or NCRIC merges with or consolidates with, or sells, leases, or otherwise transfers all or substantially all of its assets to another entity (which for the purpose of this agreement shall include the sale or transfer of fifty percent or more of the ownership of NCRIC or Group, but only if such sale shall be made to an entity not affiliated with Group). However, in no event shall it be deemed a "change of control" solely because NCRIC, A Mutual Holding Company, changes its business form by converting to a stock company.

         7. Termination of Employment By Executive.

         Executive may voluntarily terminate his employment with NCRIC and Group provided that he gives NCRIC and Group sixty days prior notice of such termination or pays NCRIC liquidated damages equal to the amount of two months of Base Salary (Base Salary divided by twelve, times two). It is agreed that such liquidated damages are to compensate NCRIC and Group for injury by reason of Executive's termination of his employment and not as a penalty, it being impossible to ascertain or estimate the entire or exact cost, damages or injury that NCRIC and Group may sustain by reason of such termination. Executive shall have the right to terminate his employment hereunder without paying NCRIC and Group liquidated damages and without in any way affecting his right to compensation or reimbursement (including, but not limited to, the right to receive severance payments set forth in this Agreement), or any other right under this Agreement, if NCRIC or Group commits a material breach of the terms and conditions of this Agreement and such breach is not cured within thirty (30) days of NCRIC or Group receiving written notice of such breach from Executive. Such termination shall be deemed a termination without cause under Section 6 of this Agreement.

         8. Protection of Group and NCRIC

         a. Confidential Information. Executive shall not at any time during or after his employment with NCRIC and Group directly or indirectly disclose, discuss, divulge, copy or otherwise suffer confidential information of Group, NCRIC or the Affiliated Companies to be used, except as required by the performance of his duties hereunder. For the purposes of this Agreement, "confidential information" shall mean all information disclosed to Executive by

Group, NCRIC or the Affiliated Companies, or known by him as a consequence of or through his employment with Group and NCRIC, where such information is not generally known in the trade or industry, and where such information refers or relates in any manner whatsoever to the business activities, processes, services or products of Group, NCRIC or the Affiliated Companies. Such information includes, but is not limited to, business and development plans (whether contemplated, initiated or completed), development sites, business contacts, customer lists, actuarial tables, loss data, marketing information, policy forms, contracts, research of any kind, methods of operation, results of analysis, business forecasts, financial data, costs, revenues, and similar information. Upon termination of this Agreement, Executive shall immediately return to Group and NCRIC all of its property, and all copies thereof, including without limitation all confidential information which has been reduced to tangible form, in his possession, custody or control.

         b. Covenant Not to Compete. Executive agrees that he shall not, during his employment and for a period of one (1) year after the date on which the termination of Executive's employment (other than following a change in control) is effective or the dispute relating thereto is resolved (whichever is later), directly or indirectly, either as an officer, director, employee, agent, adviser, consultant, principal, stockholder, partner, owner or in an other capacity, on his own behalf or otherwise, in any way engage in, represent, be connected with or have a financial interest in, any other insurance company, or any corporation, firm, association, or other business entity which is, or to the best of Executive's knowledge, is about to become, engaged in the same or similar business as Group, NCRIC or any of their affiliates or which otherwise competes with or is about to compete with Group, NCRIC or any of its affiliates in the District of Columbia of any states where Group, NCRIC or any of its Affiliated Companies may operate or are licensed to operate. Executive's ownership of not more than one percent (1%) of the stock of any publicly traded corporation shall not be deemed a violation of this covenant. Executive agrees that the restrictions imposed upon him by the provisions of this paragraph are fair and reasonable considering the nature of Group's and NCRIC's business, and are reasonably required for the protection of Group and NCRIC. For a period of twelve months from the effective date of the termination Executive's employment hereunder, Executive will not solicit the employment of any of then current officers or employees of Group or any affiliate. The term "solicit to employ" shall not be deemed to include general solicitations of employment not specifically directed towards employees of either of the parties.

         c. Remedies and Acknowledgment of Reasonableness. Executive acknowledges that compliance with this paragraph is necessary for the protection of the goodwill and other proprietary interests of NCRIC and Group, and that, after carefully considering the extent of the restrictions upon him and the rights and remedies conferred upon NCRIC under this paragraph, the same are reasonable in time and territory, are designed to eliminate competition which otherwise would be unfair to NCRIC, do not stifle the inherent skill and experience of Executive, would not operate as a bar to Executive's sole means of support, are fully required to protect the legitimate interests of NCRIC, and do not confer a benefit upon NCRIC disproportionate to the detriment to Executive.

         Executive further acknowledges and agrees that in the event of a breach of this paragraph, neither Group nor NCRIC would not have an adequate remedy at law because the damages flowing from such breach would not be readily susceptible of measurement in monetary terms and that Group and NCRIC shall be entitled to injunctive relief and may obtain a temporary order restraining any threatened breach or future breach in addition to any other remedies which may be available at law or equity. Nothing in this paragraph shall be deemed to limit Group's or NCRIC's remedies at law or in equity for breach of this or any other paragraph of this Agreement.

         9. Death or Incapacitation. In the event that Executive dies or, due to a physical or mental impairment, becomes unable to perform the essential functions of his position with or without reasonable accommodation, this Agreement shall be deemed terminated and Executive or his estate, as the case may be, shall be entitled to no further salary, compensation or benefits hereunder, except (i) any unpaid salary, incentive payments and vacation accrued and earned by Executive up to and including the date of such termination, and
(ii) any disability, life insurance or other benefits to which Executive or-his estate may be entitled on the date of such termination in accordance with the terms and conditions of any applicable benefit plan(s) as set forth in official plan documents.

         10. Assignment. This Agreement is a personal service agreement and neither party shall have the right to assign this Agreement or any rights or obligations hereunder without the prior written consent of the other party.

          11. Notices. All notices required or permitted hereunder shall be in writing and shall be deemed properly given if delivered personally or sent by certified or registered mail, postage prepaid, return receipt requested. If mailed to Group or NCRIC, such notices shall be sent to their principal place of business, attention: Chief Executive Officer, or at such other address as NCRIC or Group may hereafter designate in writing to Executive. If mailed to Executive, such notices shall be addressed to him at his home address last known on the records of Group and NCRIC, or at such other address as Executive may hereafter designate in writing to Group and NCRIC.

         12.  Successors  Bound.  This  Agreement  shall  bind and  inure to the
benefit  of  the   parties   hereto  and  their   respective   heirs,   personal
representatives, estates and permitted successors and assigns.

         13. Waiver. No provision hereof may be waived, except by a written instrument signed by the party against whom such waiver is sought to be enforced. The failure or waiver of either party hereto at any time, or from time to time, to require performance by the other party of such other party's obligation hereunder, shall not deprive that party of the right to insist upon strict adherence to such obligation at any subsequent time. Each party hereto agrees that any waiver of its rights arising out of any breach of this Agreement by the other party shall not be construed as a waiver of any subsequent breach.

         14. Amendment. No provision hereof may be altered or amended, except by a written instrument signed by the party against whom such alteration or amendment is to be enforced.

         15. Governing Law. The parties agree that this Agreement shall in all respects be construed, interpreted and enforced in accordance with and governed by the laws of the District of Columbia, without regard to the principles of conflict of laws thereof.

          16. Arbitration. Whenever a "dispute" arises between the parties concerning this Agreement (other than a dispute arising under paragraph 8 hereof) or their employment relationship, including without limitation the termination thereof, the parties shall use their best efforts to resolve the "dispute" by mutual agreement. If such a "dispute" cannot be so resolved, it shall be submitted to final and binding arbitration to the exclusion of all other avenues of relief. For the purposes of this paragraph, the term "dispute" means all controversies or claims relating to terms, conditions or privileges of employment, including without limitation claims for breach of contract, discrimination, harassment, wrongful discharge, misrepresentation, defamation, emotional distress or any other personal injury, but excluding claims for unemployment compensation or worker's compensation. The dispute shall be submitted to the Washington, D.C. office of the American Arbitration Association ("AAA") and adjudicated in accordance with AAA's Rules for Commercial Arbitration then in effect. The decision of the Arbitrator must be in writing and shall be final-and binding on the parties, and judgment may be entered on the arbitrator's award in any court having jurisdiction thereof. The expenses of the arbitration shall be borne equally by the parties, and each party shall be responsible for his or its own costs and attorneys' fees; provided, that the Executive shall not be responsible for the cost of arbitration if he is successful in whole or part in arbitration.. The Arbitrator shall be deemed to possess the powers to issue mandatory orders and restraining orders in connection with such arbitration; provided, however, that nothing in this paragraph shall be construed so as to deny NCRIC or Group the right and power to seek and obtain injunctive relief in a court of equity for any breach or threatened breach by Executive of any of the provisions contained in paragraph 8 of this Agreement. This paragraph shall survive the termination of this Agreement.

         17. Severability. In the event that any provision of this Agreement conflicts with the law under which this Agreement is to be construed, or if any such provision is held invalid or unenforceable by a court of competent jurisdiction or an arbitrator, such provision shall be deleted from this Agreement and the Agreement shall be construed to give full effect to the remaining provisions thereof.

         18.  Headings  and  Captions.   The  paragraph  headings  and  captions
contained in this Agreement are for convenience only and shall not be construed to define, limit or affect the scope or meaning of the provisions hereof.

         19. Entire Agreement. This Agreement contains and represents the entire agreement of the parties and supersedes all prior agreements, representations or understandings, oral or written, express or implied with respect to the subject matter hereof. This Agreement may not be modified or amended in any way unless in a writing signed by both Executive and the Chief Executive Officer of NCRIC and Group. No representation, promise or inducement has been made by either party hereto that is not embodied in this Agreement, and neither party shall be bound or liable for any alleged representation, promise or inducement not specifically set forth herein.

         IN WITNESS WHEREOF, the parties have executed this Employment Agreement on the date and year first written above.

                                    NCRIC, Inc.

                                    By: /s/ R. Ray Pate, Jr.
                                        -------------------------------------
                                        R. Ray Pate, Jr.
                                        President and Chief Executive Officer


                                    NCRIC Group, Inc.

                                    By: /s/ R. Ray Pate, Jr.
                                        -------------------------------------
                                        R. Ray Pate, Jr.
                                        President and Chief Executive Officer


                                    Executive

                                    /s/ Stephen S. Fargis
                                    ---------------------------
                                    Stephen S. Fargis